Exhibit 23.1

KPMG Certified Auditors S.A.

44, Syngrou Avenue

117 42 Athens, Greece

Telephone	+30 210 6062100
Fax	+30 210 6062111
Email:	info@kpmg.gr

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2024, with respect to the consolidated financial statements of GDEV Inc. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Certified Auditors S.A.

Athens, Greece
28 June 2024